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                                  EXHIBIT 10.25














                               SVI SOLUTIONS, INC.

                           INVESTORS' RIGHTS AGREEMENT



                            Dated as of July 19, 2002



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                           INVESTORS' RIGHTS AGREEMENT
                           ---------------------------


         THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") dated as of July 19, 2002, is made by and among SVI SOLUTIONS, INC., a Delaware corporation (the "Company"), and THE INVESTORS LISTED ON THE SIGNATURE PAGE HEREOF (individually, an "Investor" and collectively, the "Investors"), with reference to the following facts:

         The Company and the Investors are parties to an Amendment Agreement, dated as of July 15, 2002 (the "Amendment Agreement"), which provides that as a condition to the closing of the transactions contemplated therein, this Agreement shall be executed and delivered by the Company and the Investors.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

                  1.1 DEFINITIONS. For purposes of this Section 1:

                           (a) "Closing Date" has the meaning assigned to such
term in the Amendment Agreement.

                           (b) "Common Stock" means the common stock, par value
$.0001 per share, of the Company.

                           (c) "FORM S-3" means such form under the 1933 Act as
in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (d) "HOLDER" means any person owning or having the
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

                           (e) "1933 ACT" means the Securities Act of 1933, as
amended.

                           (f) "1934 ACT" means the Securities Exchange Act of
1934, as amended.

                           (g) "REGISTER", "REGISTERED", and "REGISTRATION"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

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                           (h) "REGISTRABLE SECURITIES" means (i) the shares of
Common Stock issued pursuant to the Stock Purchase Agreement (as defined in the Amendment Agreement), (ii) the shares of Common Stock issuable upon conversion of the Replacement Notes (as defined in the Amendment Agreement) issued pursuant to the Amendment Agreement, (iii) the shares of Common Stock issued upon conversion of accrued interest and late charges under the Notes (as defined in the Amendment Agreement) pursuant to the Amendment Agreement, (iv) the shares of Common Stock issuable upon exercise of the Replacement Warrants (as defined in the Amendment Agreement) issued pursuant to the Amendment Agreement, (v) the shares of Common Stock issuable upon exercise of the Registration Warrants (as defined in Section 1.3(c)) issuable pursuant to this Agreement, and (vi) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) - (v) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under this Section 1 are not assigned.

                           (i) The number of shares of "REGISTRABLE SECURITIES"
outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                           (j) "SEC" means the Securities and Exchange
Commission.

                           (i) Any other capitalized term not defined herein
shall have the meaning set forth in the Amendment Agreement.

                  1.2 [Intentionally Omitted].

                  1.3 REQUEST FOR REGISTRATION.

                           (a) Within sixty (60) days after the Closing Date,
the Company shall prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities, subject to consent of the Investors holding at least a majority of the Registrable Securities) covering the registration of all of the Registrable Securities, other than the shares issuable upon exercise of the Registration Warrants. In the event that any Registration Warrants are issued, the Company shall promptly amend such Registration Statement to also include the shares issuable upon exercise of such Registration Warrants. The Company shall use best efforts to obtain the effectiveness of the Registration Statement as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Registrable Securities (i) are sold and (ii) can be sold by the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

                           (b) If the Holders intend to distribute the
Registrable Securities by means of an underwriting, they shall so advise the Company. The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Holders and


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shall be reasonably acceptable to the Company. In such event, the right of any
Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, provided that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                           (c) If on the date one hundred fifty (150) days after
the Closing Date either (i) the registration statement described in Section 1.3(a) is not declared effective or (ii) the registration statement described in
Section 1.3(a) is no longer deemed to be effective after initial effectiveness (including without limitation any suspension of use under the circumstances described in Section 1.6(f)), the Company, unless waived by the Investors, shall issue to each Investor a warrant in the form attached hereto as Exhibit A (each, a "REGISTRATION WARRANT" and, collectively, the "REGISTRATION WARRANTS") to acquire the number of shares of Common Stock equal to (i) 5% multiplied by (ii) the aggregate number of (w) shares of Common Stock sold to such Investor under the Purchase Agreement, (x) shares of Common Stock issuable to such Investor upon conversion of the Replacement Notes, (y) shares of Common Stock issued to such Investor upon conversion of accrued interest and late charges under the Notes pursuant to the Amendment Agreement and (z) shares of Common Stock issuable to such Investor upon exercise of the Replacement Warrants (collectively, the "Acquired Securities"). The exercise price of each such Registration Warrant shall be $.60 per share of Common Stock issuable upon exercise of the Registration Warrant.

                           (d) If at any time during the first thirty (30) day
period after the initial one hundred fifty (150) day period referred to in
Section 1.3(c) either (i) the registration statement described in Section 1.3(a) is not declared effective or (ii) the registration statement described in
Section 1.3(a) is no longer deemed to be effective after initial effectiveness (including without limitation any suspension of use under the circumstances described in Section 1.6(f)), the Company shall, unless waived by the Investors, issue to each Investor an additional Registration Warrant to acquire the number of shares of Common Stock equal to (i) 5% multiplied by (ii) the aggregate number of the Acquired Securities of such Investor. The exercise price of each such Registration Warrant shall be $.60 per share of Common Stock issuable upon exercise of the Registration Warrant.

                           (e) If at any time during each subsequent thirty (30)
day period after the first thirty (30) day period after the initial one hundred fifty (150) day period referred to in Section 1.3(c) either (i) the registration statement described in Section 1.3(a) is not declared effective or (ii) the registration statement described in Section 1.3(a) is no longer deemed to be effective after initial effectiveness (including without limitation any


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suspension of use under the circumstances described in Section 1.6(f)), the
Company shall, unless waived by the Investors, issue to each Investor an additional Registration Warrant to acquire the number of shares of Common Stock equal to (i) 2.5% multiplied by (ii) the aggregate number of the Acquired Securities of such Investor. The exercise price of each such Registration Warrant shall be $.60 per share of Common Stock issuable upon exercise of the Registration Warrant.

                           (f) The Company shall execute such other and further
certificates, instruments and other documents as may be reasonably requested by the Investors or reasonably necessary or proper to implement, complete and perfect the Investors' rights under this Section 1.3 and to freely trade the Registrable Securities without limitation or restriction imposed or created by the Company or securities law.

                           (g) The terms and covenants set forth in this Section
1.3 shall terminate as to each Holder and be of no further force and effect on the earlier of the date on which all the Registrable Securities beneficially owned by that Holder (i) are registered pursuant to this Section 1.3 and sold by that Holder in an open market transaction or (ii) can be sold by that Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

                  1.4 COMPANY REGISTRATION.

                           (a) If (but without any obligation to do so) the
Company proposes to register any of its stock (including a registration effected by the Company for itself or stockholders other than the Holders) or other securities under the 1933 Act in connection with the public offering of such securities, the Company shall, at such time, promptly give each Holder notice of such registration. On the request of each Holder given within thirty (30) days after such notice by the Company, the Company shall, subject to the provisions of Section 1.4(c), cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

                           (b) The Company shall have the right to terminate or
withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration, whether or not any Holder shall have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

                           (c) In connection with any offering involving an
underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.4 to include any requesting Holder's securities in such underwriting, unless such Holder accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested


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to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, that in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering; provided further, that the number of shares of Registrable Securities requested by the Holders to be included in such offering shall not be reduced unless all other securities, other than securities sold by the Company, are first entirely excluded from such offering. For purposes of such apportionment among Holders, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro rata reduction with respect to such "selling Holder" shall be based on the aggregate amount of Registrable
Securities owned by all such related entities and individuals.

                  1.5 FORM S-3 REGISTRATION. If the Company shall receive from one or more Holders a request or requests that the Company effect a registration on Form S-3 and any related blue sky or similar qualification or compliance with respect to at least 25% (or a lesser percentage if the requirements of Section 1.5(b)(i) are met) of the Registrable Securities owned by such Holder or Holders, the Company shall:

                           (a) promptly give notice of the proposed
registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

                           (b) cause, as soon as practicable, such Registrable
Securities to be registered for offering and sale on Form S-3 and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given within fifteen (15) days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.5:

                                (i) if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                                (ii) if the Company has, within the twelve month
period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.5;

                                (iii) if the Company shall furnish to the
Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the


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Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.5; provided that the Company shall not utilize this right more than once in any twelve (12) month period; provided, further, that the Company shall not register shares for its own account during such sixty (60) day period, but such prohibition shall not apply to the registration of Company shares in connection with (x) a merger or
(y) registration of shares relating to a stock option, stock purchase or similar plan; or

                                (iv) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) Subject to the foregoing, the Company shall file
a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                  1.6 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) except as otherwise provided in Section 1.3,
prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 270 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided that (i) such 270-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 (or any other Form, to the extent permitted by law) that are intended to be offered on a continuous or delayed basis, such 270-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, except to the extent that the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) of such Registrable Securities may sell those Registrable Securities in any three-month period without regard to the volume limitation and without registration in compliance with Rule 144 under the 1933 Act;

                           (b) prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the 1933 Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

                           (c) furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;

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                           (d) use best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (e) in the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                           (f) during the period of time such registration
statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Notwithstanding the provisions of this Section 1.6, the Company may, during the period a registration statement is required to remain effective hereunder, suspend the use of the prospectus for a period not to exceed forty-five (45) days (whether or not consecutive) in any twelve-month period if the Board of Directors of the Company determines in good faith that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate development and similar events, it is in the best interest of the Company to suspend such use, and prior to or contemporaneously with suspending such use the Company provides the Holders of Registrable Securities with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension, the Company shall provide the Holders with written notice of the termination of such suspension;

                           (g) cause all such Registrable Securities registered
hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

                           (h) provide a transfer agent and registrar for all
Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                           (i) furnish, at the request of any Holder, on the
date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial


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statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  1.7 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

                  1.8 EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations, filings or qualifications pursuant to this
Section 1, including without limitation all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.3 and 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were requested to be included in the withdrawn registration); provided that, if at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and shall have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.3 and 1.5. Anything herein to the contrary notwithstanding, all underwriting discounts and commissions incurred in connection with a sale of Registrable Securities shall be borne and paid by the Holder thereof, and the Company shall have no responsibility therefor.

                  1.9 INDEMNIFICATION. If any Registrable Securities are included in a registration statement under this Section 1:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or


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supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse such Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                           (b) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity by such Holder under this Section 1.9(b), when aggregated with amounts contributed, if any, pursuant to Section 1.9(d), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such


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indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                           (d) If the indemnification provided in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.9(d), when aggregate with amounts paid, if any, pursuant to Section 1.9(b), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f) The obligations of the Company and Holders under
this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.10 REPORTS UNDER 1934 ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement (including, without limitation, Form S-3), the Company agrees to:

                           (a) make and keep public information available, as
those terms are used in SEC Rule 144, at all times;

                           (b) take such action as is necessary to enable the
Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           (c) file with the SEC in a timely manner all reports
and other documents required of the Company under the 1933 Act and the 1934 Act; and

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (ii) is an entity controlling, controlled by or under common control with a Holder, including without limitation a corporation or limited liability company that is a direct or indirect parent or subsidiary of the Holder, (iii) is a transferee or assignee of a Holder and the number of shares transferred or assigned constitute at least 15,000 shares of Registrable Securities held by such Holder (as adjusted for stock split, combinations, dividends and the like); provided that:
(a) the Company is, within a reasonable time after such transfer, notified of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; and (d) such assignment is not made pursuant to a registration statement effected pursuant to this Agreement.

                  1.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. For a period of one year after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder any rights to require the Company to register such securities under terms or conditions that are pari passu or that are more favorable than those provided for herein and will not grant any registration rights that diminish or adversely affect the registration rights of the Holders hereunder (including, without limitation, reducing the number of Registrable Securities that are to be included in any registration or proposed registration filed under the terms hereof), unless (i) the prospective holder or holders purchase in excess of $10,000,000 worth of securities from the Company and (ii) under the terms of such agreement, such holder or prospective holder shall have been granted rights to require the Company to register such securities under terms or conditions that are pari passu or that are less favorable than those provided for herein and such rights do not diminish or adversely affect the registration rights of the Holders hereunder (except that such rights may result in a pari passu reduction in the number of Registrable Securities that are to be included in any registration or proposed registration filed under the terms hereof).

                  1.13 DUPLICATIVE REGISTRATION RIGHTS. The rights of the Investors under Section 1.4 or Section 1.5 shall not apply to the extent that Registrable Securities then held by the Investors are already covered by an effective registration statement under another Section of this Agreement.

                  1.14 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided in this Section 1 with respect to a Registrable Security (i) after the date on which that Registrable Security has been sold under a registration statement filed in accordance with this Agreement or (ii) if all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

         2. COVENANTS.

                  2.1 DELIVERY OF SEC REPORTS. The Company shall deliver to each Holder holding Registrable Securities all reports and other documents of the Company that the Company is required to file with the SEC under the 1933 Act or the 1934 Act within twenty-four hours of the time such reports or other documents are filed with the SEC.

                  2.2 CONFIDENTIAL INFORMATION. The Company shall provide to each Holder not less than ten (10) days' prior written notice of its intention to deliver to such Holder confidential or non-public information relating to the Company and shall mark such information as "confidential" or "non-public." If a Holder notifies Company that it does not desire to receive such confidential or non-public information, then the Company shall not deliver such confidential or non-public information to such Holder. The Company acknowledges no information contained in this Agreement or the Amendment Agreement is confidential or non-public information. Whether or not a Holder has so notified the Company, such Holder may, in its sole discretion, decline to receive from the Company such confidential or non-public information, and as a result thereof, shall not be deemed to have received or have any knowledge of such confidential or non-public information; provided it has not received the same or promptly returns the same upon receipt.

                  2.3 CONFLICTS OF INTEREST. The Company shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company, requiring that the Company's executive officers enter into reasonable and customary agreements regarding proprietary information and confidentiality and inventions, and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

                  2.4 PROPRIETARY AGREEMENTS. The Company shall have each executive officer of the Company execute the Company's standard form of non-disclosure and proprietary information agreements, prior to disclosing any proprietary information to any such officer, employee and consultant. The Company will use its best efforts to prevent any executive officer from violating the confidentiality and proprietary information agreement entered into between the Company and each of its executive officers.

                  2.5 EXTRAORDINARY REMUNERATION. The Board of Directors may not approve any plan or action to grant extraordinary remuneration to management in connection with the sale of the Company or any subsidiary of the Company, or the termination of employment or otherwise, unless such plan or action has been approved by a majority of the non-employee members of the Board of Directors.

                  2.6 RELATED PARTY AGREEMENTS. Without prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities, the Company shall not and the Company shall cause its subsidiaries to not enter into any agreements, understandings or transactions (other than employer/employee relationships) with any of its or its subsidiaries' respective officers, directors, shareholders (who hold one percent or more of the Company's Common Stock (on a fully-diluted basis) or who hold one percent or more of the equity of any subsidiary of the Company) or any affiliate thereof, which would have a material adverse effect on the Condition of the Company.

                  2.7 RESERVE FOR EXERCISE SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock (the "Exercise Shares") as shall be sufficient to enable it to comply with its exercise obligations under the Registration Warrants. If at any time the number of Exercise Shares shall not be sufficient to effect the exercise of the Registration Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes. The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Exercise Shares.

                  2.8 TERMINATION OF COVENANTS. The covenants set forth in Sections 2.1 through 2.7 shall terminate as to each Investor and be of no further force and effect at the time the Investors no longer hold any Registrable Securities.

         3. MISCELLANEOUS.

                  3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Washington, without giving effect to its conflicts of law principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non conveniens.

                  3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.4 HEADINGS. The headings of sections and subsections in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  3.5 NOTICES. Any request, consent, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance notice to the other parties.

                  3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. In addition, the Company shall pay the reasonable attorneys' fees, costs and expenses of the Investors in enforcing any terms of this Agreement, whether or not any action at law or in equity is brought.

                  3.7 ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the consent of the Company and the holders of more than 50% of the Registrable Securities; provided that no amendment shall be effective unless approved by the holder or holders of Registrable Securities that shall be affected adversely, or affected differently from the Holders generally, by such amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company, each holder of any Registrable Securities and each future holder of all such Registrable Securities.

                  3.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  3.9 REPLACEMENT INVESTORS' RIGHTS AGREEMENT. This Agreement amends and restates, and replaces and supersedes, the prior Investors' Rights Agreement dated as of December 22, 2000, by and among the Company and the Investors named therein, from and after the date hereof, as referenced in the Amendment Agreement.



                    [Signatures appear on the following page]

         IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

                                       "COMPANY"

                                       SVI SOLUTIONS, INC.

                                       By:
                                            ------------------------------------
                                            Barry Schechter, President and Chief
                                            Executive Officer

                                       5607 Palmer Way
                                       Carlsbad, CA  92008
                                       Attn:  Barry Schechter
                                       Tel:    (760) 496-0280
                                       Fax:   (760) 496-0281

                                       with a copy to:

                                       Solomon Ward Seidenwurm & Smith
                                       401 B Street, Suite 1200
                                       San Diego, CA 92101
                                       Attn:  Norman Smith
                                       Tel:   (619) 231-0303
                                       Fax:   (619) 231-4755


                                       "INVESTORS"

                                       KOYAH LEVERAGE PARTNERS, L.P.

                                       By:      Koyah Ventures LLC, its general
                                                partner

                                                By:
                                                     ---------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                        ------------------------

                                                c/o ICM Asset Management, Inc.
                                                601 W. Main Avenue, Suite 600
                                                Spokane, WA  99201
                                                Attn: Robert Law
                                                Tel:  (509) 455-3588
                                                Fax: (509) 444-4500

                 [Signature Page To Investors' Rights Agreement]
                                                with a copy to:

                                                Paine Hamblen Coffin Brooke &
                                                Miller LLP
                                                W. 717 Sprague, Suite 1200
                                                Spokane, WA 99201
                                                Attn:  Chris Hogstad
                                                Tel:  (509) 455-6000
                                                Fax:  (509) 838-0007


                                       KOYAH PARTNERS, L.P.

                                       By:      Koyah Ventures LLC, its general
                                                partner

                                                By:
                                                     ---------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                        ------------------------

                                                c/o ICM Asset Management, Inc.
                                                601 W. Main Avenue, Suite 600
                                                Spokane, WA  99201
                                                Attn:  Robert Law
                                                Tel:  (509) 455-3588
                                                Fax:  (509) 444-4500

                                                with a copy to:

                                                Paine Hamblen Coffin Brooke &
                                                Miller LLP
                                                717 W. Sprague, Suite 1200
                                                Spokane, WA 99201
                                                Attn:  Chris Hogstad
                                                Tel:  (509) 455-6000
                                                Fax:  (509) 838-0007

                 [Signature Page To Investors' Rights Agreement]

                                               RAVEN PARTNERS, L.P.

                                               By:  Koyah Ventures LLC, its
                                                    general partner

                                                        By:
                                                            --------------------
                                                        Name:
                                                              ------------------
                                                        Title:
                                                              ------------------

                                               c/o ICM Asset Management, Inc.
                                               601 W. Main Avenue, Suite 600
                                               Spokane, WA 99201
                                               Attn: Robert Law
                                               Tel: (509) 455-3588
                                               Fax: (509) 444-4500

                                               with a copy to:

                                               Paine, Hamblen, Coffin, Brooke &
                                               Miller LLP
                                               717 W. Sprague, Suite 1200
                                               Spokane, WA  99201
                                               Attn:  Chris Hogstad
                                               Tel:  (509) 455-6000
                                               Fax:  (509) 838-0007


                                               NIGEL DAVEY

                                               ---------------------------------

                                               4034 S. Suncrest
                                               Veradale, WA  99037
                                               Tel:  (509) 879-8988
                                               Fax:  (509) 789-3410


                                               BRIAN CATHCART

                                               ---------------------------------

                                               21509 35th Ave. S.E.
                                               Bothell, WA  98021
                                               Tel:  (206) 467-5823
                                               Fax:  (425) 485-2295

                 [Signature Page To Investors' Rights Agreement]

                                    EXHIBIT A
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

                          FORM OF REGISTRATION WARRANT

                      [Separate Document - Need to Attach]